For representative use only. Not for public distribution. 1 SAA0007 04/17 DOL Fiduciary Rule Addendum to Selling Agreement Jackson National Life Insurance Company (on behalf of itself and its separate accounts), Jackson National Life Insurance Company of New York (on behalf of itself and its separate accounts) and Jackson National Life Distributors LLC (individually and collectively, Jackson”), hereby amends an existing Selling Agreement between Jackson, “Broker/Dealer) and its affiliated Agency(ies) (collectively “Broker/Dealer), effective as of the Applicability Date as defined below (the “Effective Date”). Jackson and each Broker/Dealer are sometimes herein referred to individually as a “Party, and collectively as “Parties.” RECITALS A. WHEREAS, the Parties have previously entered into a Selling Agreement (together with all Selling Agreement Addendums, Amendments and Schedules, the “Agreement”) for the sale and distribution of certain Jackson annuity products, including variable annuity contracts, fixed annuity contracts and fixed index annuity products (the “Covered Products”), through duly-licensed insurance producers and/or registered natural persons associated with Broker/Dealer (collectively referred to as “Producer” or “Producers”); B. WHEREAS, Broker/Dealer and/or its Producers may sell the Covered Products to employer-sponsored plans and individual participant accounts thereunder, subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and to individual retirement accounts (“IRAs”) described in section 408 of the Internal Revenue Code (“IRC”), including individual retirement annuities within the meaning of Section 408(b) of the Code (collectively, the “Covered Accounts”); C. WHEREAS, on April 6, 2016, the United States Department of Labor (the “DOL”) issued final rules, at 29 CFR section 2510.3-21 (the “DOL Fiduciary Rule”), expanding the definition of an “investment advice fiduciary” under ERISA, and adding, revoking, and amending certain prohibited transaction exemptions (each a “PTE” and collectively “PTEs”), to be applicable as of June 9, 2017 or any such later date as determined by the Department of Labor and applicable to the DOL Fiduciary Rule (the “Applicability Date”); D. WHEREAS, Broker/Dealer explicitly agreed in the Agreement that Jackson in its sole discretion can “amend all or any portion of” the Agreement and will provide notice of such amendment; and E. WHEREAS, to comply with the new DOL Fiduciary Rule and enable Broker/Dealer to sell the Covered Products after the Applicability Date, Jackson wishes to amend the Agreement to add provisions to address the Parties’ respective obligations and responsibilities with respect to the DOL Fiduciary Rule.

For representative use only. Not for public distribution. 2 SAA0007 04/17 NOW, THEREFORE, Jackson amends the Agreement to include the following additional provisions: 1. Definitions. Terms used but not defined in this Addendum shall have the meanings, if any, given such terms in the Agreement. 2. Fiduciary Status. To the extent that Broker/Dealer and/or its Producers act as an “investment advice fiduciary” as defined pursuant to the DOL Fiduciary Rule with respect to any Covered Account that acquires or holds a Covered Product, Broker/Dealer and its Producers shall comply with applicable fiduciary standards. In particular, but not by way of limitation, if, in acting as an investment advice fiduciary, Broker/Dealer and/or its Producers may be engaged in a prohibited transaction described in section 406(a) or (b) of ERISA or section 4975(c) of the IRC with respect to any Covered Account that acquires or holds a Covered Product, Broker/Dealer and its Producers shall comply with all conditions of an applicable PTE. 3. Covered Products Issued Prior to Applicability Date. With respect to any Covered Product acquired or held by a Covered Account before the Applicability Date, Broker/Dealer on and after the Applicability Date shall be solely responsible for fulfilling any fiduciary obligations arising under the DOL Fiduciary Rule and applicable PTEs with respect to such Covered Products. It is understood that Jackson will pay a commission on any additional payment made after the Applicability Date to a Covered Product issued before Applicability Date, and will continue to pay any applicable trail commission after the Applicability Date on a Covered Product issued before the Applicability Date. 4. Investment Advice Provided Post-Applicability Date. Jackson on and after the Applicability Date shall not provide any investment advice, as defined under the DOL Fiduciary Rule, with respect to any Covered Product acquired or held by a Covered Account, including but not limited to the receipt of additional premium, for which the Broker/Dealer is the firm-of-record. Jackson on and after the Applicability Date shall not have any responsibility to determine whether a transaction with respect to a Covered Product was recommended by Broker/Dealer or its Producer or to otherwise provide any data or information regarding any Covered Products or any transactions therein. 5. Supervision. Jackson shall have no supervisory authority over, or any supervisory responsibility for, Broker/Dealer and/or its Producers relating to their provision of investment advice as defined in the DOL Fiduciary Rule with respect to any Covered Account that acquires or holds a Covered Product, or compliance with applicable PTEs, notwithstanding Jackson’s maintenance of a suitability supervision system for purposes of complying with laws, rules and regulations adopted by states and state insurance regulatory authorities relating to the suitability of recommendations of annuity transactions.

For representative use only. Not for public distribution. 3 SAA0007 04/17 6. Compliance with Other Applicable Laws. Neither Broker/Dealer’s nor its Producers’ compliance with the DOL Fiduciary Rule shall obviate requirements to comply with other applicable law. 7. Independent Fiduciary Status. a. Broker/Dealer represents and warrants that: i. Broker/Dealer is, and for so long as this Amendment remains in effect, shall remain, a broker-dealer registered under the Securities Exchange Act of 1934; ii. with respect to any investment advice related to a Covered Product for which the Broker/Dealer is responsible under Paragraph 1 above, while this amendment remains in effect: 1. Broker/Dealer is independent of Jackson and therefore is an “independent fiduciary” as described in the DOL Fiduciary Rule; 2. Broker/Dealer is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies; and 3. Broker/Dealer is a fiduciary under ERISA or the Code, or both, with respect to, and is responsible for exercising independent judgment in evaluating, any transactions involving a Covered Product. b. Broker/Dealer acknowledges that Jackson has a financial interest in the Covered Products and transactions therein and Jackson is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with a transaction in a Covered Product for which Broker/Dealer is the firm-of-record. c. Broker/Dealer acknowledges that Jackson and natural persons associated with Jackson do not receive a fee or other compensation directly from a plan, plan fiduciary, plan participant or beneficiary, IRA or IRA owner (as such terms are defined in 29 CFR section 2510.3-21) for the provision of investment advice in connection with a transaction in a Covered Product for which Broker/Dealer is the firm- of-record. 8. Marketing Materials. Broker/Dealer acknowledges that any marketing materials provided by Jackson to Broker/Dealer and/or its Producers are not intended or designed to satisfy any disclosure provisions that may apply to Broker/Dealer or its Producers under the DOL Fiduciary Rule or any disclosure conditions of any PTE.

For representative use only. Not for public distribution. 4 SAA0007 04/17 9. Indemnification. The indemnification provisions of the Agreement shall apply to violations of the DOL Fiduciary Rule and all laws, rules, and regulations applicable to the any Covered Account that acquires or holds a Covered Product, including violations of ERISA and the prohibited transaction provisions of the IRC. 10. Supplement. Unless otherwise declared herein, the provisions of this Addendum supplement and do not supplant provisions in the existing Selling Agreement. IN WITNESS WHEREOF, Jackson has caused its duly authorized officers to execute this Addendum as of the Effective Date. JACKSON NATIONAL LIFE JACKSON NATIONAL LIFE INSURANCE COMPANY INSURANCE COMPANY OF NEW YORK 1 Corporate Way 2900 Westchester Avenue, Suite 305 Lansing, Michigan 48951 Purchase, New York 10577 By: By: Name: James R. Sopha Name: James R. Sopha Title: President Title: President Date: April 28, 2017 Date: April 28, 2017 JACKSON NATIONAL LIFE DISTRIBUTORS LLC 7601 Technology Way Denver, Colorado 80237 By: Name: Greg P. Cicotte Title: EVP, Chief Distribution Office Date: April 28, 2017